Exhibit 99.1

Belpointe OZ Regains Compliance with NYSE American Listing Standards Following Successful Completion of Annual Meeting

GREENWICH, Conn. – January 30, 2025 – Belpointe PREP, LLC (NYSE American: OZ) (“Belpointe OZ,” “we,” “us,” “our” or the “Company”) the first and only Qualified Opportunity Fund listed on a national securities exchange, today announced that we have received notice from NYSE American LLC (“NYSE American”) that we have regained compliance with the continued listing standards following the successful completion of our 2024 Annual Meeting of Unitholders on January 28, 2025.

The Company was originally notified by NYSE American of non-compliance with the continued listing standards as a result of rescheduling our 2024 Annual Meeting in 2025. With the meeting now complete, Belpointe OZ has fulfilled its obligations and we have been formally notified that we have regained compliance with all applicable listing requirements.

“We appreciate the patience and support of our unitholders as we worked to resolve this matter,” said Brandon Lacoff, Chief Executive Officer of Belpointe OZ. “With compliance restored, we remain focused on executing our investment strategy and creating long-term value for our unitholders through high-quality real estate investments in Opportunity Zones across the country.”

Belpointe OZ continues to leverage its publicly traded structure, providing investors with liquidity, transparency, and access to Opportunity Zone investments without the typical constraints of private funds. The Company has actively invested in prime residential and mixed-use developments in high-growth markets, reinforcing its position as a leader in the Opportunity Zone space.

About Belpointe OZ

Belpointe OZ is a publicly traded qualified opportunity fund, listed on NYSE American under the symbol “OZ.” To date, Belpointe OZ has over 2,500 units in its development pipeline throughout four cities, representing an approximate total project cost of over $1.3 billion.

Belpointe OZ has filed two registration statements (including a combined prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offer and sale of up to an aggregate of $1,500,000,000 of Class A units representing limited liability interests in Belpointe OZ (the “Class A units”). Before you invest, you should read Belpointe OZ’s most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering. Investing in Belpointe OZ’s Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ’s investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ’s Class A units. To view Belpointe OZ’s most recent prospectus containing this and other important information visit sec.gov or investors.belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing IR@belpointeoz.com. Read the prospectus in its entirety before making an investment decision.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections, and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties, and other factors beyond our control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Investor Relations and Media Contact:

Cody H. Laidlaw
Belpointe PREP, LLC
255 Glenville Road
Greenwich, Connecticut 06831
IR@belpointeoz.com
203-883-1944